   As filed with the Securities and Exchange Commission on November 19, 2001

                                                                   File No. 333-

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            -----------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            -----------------------

                                 GENUITY INC.

            (Exact name of registrant as specified in its charter)
                            -----------------------

        Delaware                                              74-2864824
(State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                          Identification No.)

                            -----------------------
                             225 Presidential Way
                          Woburn, Massachusetts 01801
                                (781) 865-2000

                   (Address of Principal Executive Offices)
                            -----------------------

                     GENUITY INC. EXECUTIVE DEFERRAL PLAN

                           (Full Title of the Plan)
                            -----------------------

                                 IRA H. PARKER
             Senior Vice President, General Counsel and Secretary
                             225 Presidential Way
                          Woburn, Massachusetts 01801
                           Telephone: (781) 865-2000
                           Telecopy: (781) 865-8863

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------

                              Amount         Proposed Maximum    Proposed Maximum      Amount of
 Title of Securities          To Be         Offering Price Per       Aggregate        Registration
 To Be Registered           Registered       Obligation/(1)/    Offering  Price/(1)/     Fee
--------------------------------------------------------------------------------------------------------------
Deferred Compensation
Obligations                 $21,000,000           100%               $21,000,000           $5,250
--------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h).

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

In accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Instructional Note to Part I of Form S-8, the information required by Part I to be contained in the Section 10(a) prospectus has been omitted from this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

Genuity Inc. (the "Registrant" or the "Company") hereby incorporates the following documents herein by reference:

     (a) The Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission (the "Commission") on March 30, 2001.

     (b) The Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, filed with the Commission on May 14, 2001, the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001, filed with the Commission on August 14, 2001; and the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001, filed with the commission on November 14, 2001.

     (c) The Current Reports on Form 8-K as filed with the Commission on January 31, 2001, February 1, 2001, March 9, 2001, May 3, 2001, May
          22, 2001, June 1, 2001, August 8, 2001, August 22, 2001, September 28,
          2001, October 1, 2001, October 12, 2001; November 1, 2001 and November 13, 2001 (amending the Form 8-K filed on September 28, 2001).

     All documents subsequently filed by the Registrant pursuant to Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

     The securities being registered represent obligations (the "Obligations") of the Registrant or certain subsidiaries to pay to the participants (the "Participants") in the Genuity Inc. Executive Deferral Plan (the "Plan") upon their termination of employment with the Registrant or on such other deferred basis as may be specified pursuant to the Plan, salary, bonus, awards and/or, if permitted by the Registrant, stock option gains, the receipt of which the Participants have elected to defer. The Obligations may also represent amounts that the Registrant or subsidiary is required to credit to a Participant's account under the Plan. Each Participant's account will be periodically adjusted to reflect hypothetical gains and losses based on a notional investment in one or more investment alternatives specified by the Executive Compensation Committee of the Board of Directors of the Registrant. One such investment alternative is the Registrant's Class A Common Stock. The Obligations are payable in cash in a lump-sum distribution or in installments, at the election of the Participant made in accordance with the Plan, subject to a mandatory cash-out in the case of account balances below a specified amount. There is no trading market for the Obligations.

     The Obligations are unsecured general obligations of, and rank pari passu with other unsecured and unsubordinated indebtedness of, the obligor. The Obligations are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Any attempt by any person to transfer or assign benefits under the Plan, other than a claim for benefits by a Participant or his or her beneficiary(ies), will be null and void.

     The Obligations are not convertible into any other security of the Registrant. No trustee has been appointed to take action with respect to the Obligations and each Participant will be responsible for enforcing his or her own rights with respect to the Obligations. The Registrant or other obligor may in its discretion establish a "rabbi trust" or similar grantor trust to serve as a source of funds from which Plan obligations may be satisfied. Participants will have no rights to any assets held by a rabbi trust, except as general creditors.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Amended and Restated Certificate of Incorporation of the Registrant provides that its directors will not be liable to it or its stockholders for monetary damages for any breach of fiduciary duty, except to the extent otherwise required by the Delaware General Corporation Law. This provision will not prevent the stockholders of the Registrant from obtaining injunctive or other relief against the directors of the Registrant nor does it shield the directors of the Registrant from liability under federal or state securities laws.

         The Amended and Restated Certificate of Incorporation of the Registrant also requires the Registrant to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to a very few limited exceptions where indemnification is not permitted by applicable law. The Amended and Restated Certificate of Incorporation of the Registrant also requires it to advance expenses, as incurred, to its directors and executive officers in connection with any legal proceeding to the fullest extent permitted by the Delaware General Corporation Law. These rights are not exclusive.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         Exhibit

         4.1. Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by Reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, File No. 333-34342).

         4.2 Amended and Restated By-Laws of the Registrant (Incorporated by Reference to Exhibit 3.4 of the Registration Statement on Form S-1, File No. 333-34342).

         4.3   Genuity Inc. Executive Deferral Plan.

         5.1   Opinion of Ropes & Gray.

         23.1. Consent of Arthur Andersen LLP.

         23.2. Consent of Ropes & Gray (See Exhibit 5).

         24.   Power of Attorney (Included on Signature Page).

Item 9.  Undertakings.
         ------------

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and
               (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to
               Section 13 or Section 15(d) of
          the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report of the Registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
          1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woburn, Massachusetts on this the 19th day of November, 2001.


                              GENUITY INC.


                              By: /S/ Ira H. Parker
                              Name: Ira H. Parker
                              Title: Senior Vice President, General Counsel and Secretary


                               POWER OF ATTORNEY

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Paul R. Gudonis, Joseph C. Farina, Daniel P. O'Brien and Ira H. Parker, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.


       Signatures             Title                         Date
       ----------             -----                         ----

/s/ Paul R. Gudonis           Chief Executive Officer      November 19, 2001
--------------------------    and Director (Principal
Paul R. Gudonis               Executive Officer)



/s/ Paul J. Collins           Director                     November 19, 2001
--------------------------
Paul J. Collins


                              Director                     November 19, 2001
--------------------------
Jeffrey M. Cunningham


                              Director                     November 19, 2001
--------------------------
John H. Dasburg


                              Director                     November 19, 2001
--------------------------
Philippe P. Dauman


/s/ Duncan M. Davidson        Director                     November 19, 2001
--------------------------
Duncan M. Davidson

/s/ Gordon E. Eubanks         Director                     November 19, 2001
------------------------
Gordon E. Eubanks


/s/ John W. Gerdelman         Director                     November 19, 2001
------------------------
John W. Gerdelman


/s/ John R. Harris            Director                     November 19, 2001
------------------------
John R. Harris


/s/ Edward D. Horowitz        Director                     November 19, 2001
------------------------
Edward D. Horowitz


/s/ Debra L. Lee              Director                     November 19, 2001
------------------------
Debra L. Lee


                              Director                     November 19, 2001
------------------------
Michael T. Masin


/s/ Benson P. Shapiro         Director                     November 19, 2001
------------------------
Benson P. Shapiro


/s/ Daniel P. O'Brien         Chief Financial Officer      November 19, 2001
------------------------      (Principal Financial
Daniel P. O'Brien             Officer and Principal
                              Accounting Officer)

                                 EXHIBIT INDEX

   Number   Title of Exhibit
   ------   ----------------

     4.1. Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by Reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, File No. 333-34342).

     4.2 Amended and Restated By-Laws of the Registrant (Incorporated by Reference to Exhibit 3.4 of the Registration Statement on Form S-1, File No. 333-34342).

     4.3    Genuity Inc. Executive Deferral Plan.

     5.1    Opinion of Ropes & Gray.

     23.1.  Consent of Arthur Andersen LLP.

     23.2.  Consent of Ropes & Gray (See Exhibit 5).

     24.    Power of Attorney (Included on Signature Page).